Exhibit 1.1

ENEL AMÉRICAS ANNOUNCES VOLUNTARY FILING OF FORM 15F
TO DEREGISTER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION
AND TERMINATE ITS REPORTING OBLIGATIONS UNDER
THE U.S. SECURITIES EXCHANGE ACT

Santiago, Chile, November 2, 2022 ─ Enel Américas S.A. (“Enel Américas” or the “Company”) today announced that it intends to file Form 15F with the U.S. Securities and Exchange Commission (the “SEC”) today to voluntarily deregister from Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and terminate its reporting obligations under Section 13(a) and Section 15(d) of the Exchange Act.

Upon the filing of the Form 15F, the Company’s SEC reporting obligations will be immediately suspended, and the Company will not be required to file an Annual Report on Form 20-F for the 2022 fiscal year ending on December 31, 2022. Deregistration and the termination of the Company’s duty to file reports under the Exchange Act are expected to be final and effective on January 31, 2023, 90 calendar days after the filing of Form 15F.

Enel Américas will maintain the listings of its common stock on the Santiago Stock Exchange and the Chile Electronic Stock Exchange.

Enel Américas reserves the right, for any reason, to delay the Form 15F filing, to withdraw the filing prior to effectiveness, and to otherwise change its plans in respect of deregistration and termination of its reporting obligations under applicable U.S. federal securities laws in any way.

For further inquiries, please contact:

Rafael de la Haza Casarrubio Head of Investor Relations Enel Américas Tel +56 2 2353 4400 rafael.delahazacasarrubio@enel.com

Forward-Looking Statements

This press release contains statements that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enel Américas and its management with respect to, among other things: (1) any statements preceded by, followed by or that include the words “believes,” “expects,” “predicts,” “anticipates,” “intends,” “estimates,” “should,” “may” or similar expressions; and (2) any statement that is not a historical fact. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. These factors include, but are not limited to, the risk factors discussed in Enel Américas’ Annual Report on Form 20-F for the year ended December 31, 2021 under the heading “Item 3.D. Risk Factors.” These forward-looking statements are made only as of the date hereof and Enel Américas undertakes no obligation to update these forward-looking statements, except as required by law.

Contact Information

For further information, please contact:

Investor Relations Department
e-mail: ir.enelamericas@enel.com
Phone: +56 2 2353 4400
Address: Santa Rosa 76, Piso 15, Santiago, Chile

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